EXHIBIT 21

AVON PRODUCTS, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily representing subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Jurisdiction of
Incorporation or
Subsidiary	Organization

Cosmeticos Avon S.A.C.I.	Argentina
Avon Cosmetics (Australia) Pty. Limited	Australia
Avon Products Pty. Limited	Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h	Austria
Arlington Limited	Bermuda
Avon International (Bermuda) Ltd.	Bermuda
Stratford Insurance Company, Ltd.	Bermuda
Avon Holdings Ltd.	Bermuda
Productos Avon (Bolivia) Ltda.	Bolivia
Avon Cosmetics BiH D.O.O.	Bosnia
Avon Cosmeticos, Ltda.	Brazil
Avon Industrial Ltda.	Brazil
Avon Cosmetics Bulgaria Eood	Bulgaria
Avon Canada, Inc.	Canada
Avon International Holdings Co.	Cayman
Cosmeticos Avon S.A.	Chile
Avon Products (China) Co. Ltd. (93.845%)	China
Avon Manufacturing (Guangzhou) Ltd. (93.845%)	China
Avon Kosmetika d.o.o.	Croatia
Avon Cosmetics, Spolecnosti S. Rucenim Omezenym	Czech Republic
Avon Capital Corporation	Delaware
Avon International Operations, Inc.	Delaware
Avon-Lomalinda, Inc.	Delaware
Avon (Windsor) Limited	Delaware
Manila Manufacturing Company	Delaware
Surrey Leasing, Limited	Delaware
Avon Pacific, Inc.	Delaware
Avon Aliada LLC	Delaware
Productos Avon S.A.	Dominican Republic
Productos Avon Ecuador S.A.	Ecuador
Productos Avon, S.A.	El Salvador

Avon Products, Inc.

Avon Eesti AS	Estonia
Avon S.A.S.	France
Avon Cosmetics GmbH	Germany
Avon Cosmetics (Greece) MEPE	Greece
Productos Avon de Guatemala, S.A.	Guatemala
Productos Avon, S.A. DE C.V.	Honduras
Avon Cosmetics (FEBO) Limited	Hong Kong
Avon Holdings Vagyonkezelo Kft	Hungary
Avon Cosmetics Hungary KFT	Hungary
Avon Service Center, Inc.	Illinois
Avon Beauty Products India Pvt. Ltd.	India
P.T. Avon Indonesia (92%)	Indonesia
Albee Dublin Finance Company	Ireland
Avon Limited	Ireland
Avon Cosmetics Srl	Italy
Avon Products Company Limited (74%)	Japan
Live and Life Company Limited (74%)	Japan
Avon Cosmetics (Kazakhstan) Limited	Kazakhstan
Avon Cosmetics SIA	Latvia
UAB Avon Cosmetics	Lithuania
Avon Luxembourg Holdings S.a.r.l.	Luxembourg
Avon Cosmetics DOOEL	Macedonia
Avon Cosmetics (Malaysia) Sendirian Berhad (70%)	Malaysia
Maximin Corporation Sdn Bhd (70%)	Malaysia
Avon Asia Holdings Co.	Mauritius
Avon Cosmetics, S. de R.L. de C.V.	Mexico
Avon Cosmetics Manufacturing S. de R.L. de C.V.	Mexico
Avonova, S. A. de C.V.	Mexico
M.I. Holdings, Inc.	Missouri
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Beauty Products, SARL	Morocco
Avon Netherlands Holdings BV	Netherlands
Avon Americas, Ltd.	New York
Avon Overseas Capital Corporation	New York
Avon Cosmetics Limited	New Zealand
Productos Avon de Nicaragua, S.A.	Nicaragua
Productos Avon S.A.	Panama
Productos Avon S.A	Peru
Cosmeticos Aliados S.A.	Peru
Avon Cosmetics, Inc.	Philippines
Avon Products Mfg., Inc.	Philippines
Beautifont Products, Inc.	Philippines
Mirabella Realty Corporation	Philippines
Avon Cosmetics Polska Sp. zo.o.	Poland
Avon Operations Polska Sp. zo.o.	Poland
Avon Cosmeticos, Lda.	Portugal
Avon Cosmetics (Romania) SRL	Romania
Avon Beauty Products Co. (ABPC) Russia	Russia
Avon Cosmetics SCG d.o.o. Beograd	Serbia
Avon Cosmetics Spolecnosti S.R.O.	Slovak Republic

Avon Products, Inc.

Avon d.o.o. Ljubljana	Slovenia
Justine/Avon (PTY.) Ltd.	South Africa
Avon Products Limited	South Korea
Avon Cosmetics, S.A.	Spain
Beauty Products Holding SL	Spain
Viva Cosmetics Holding GmbH	Switzerland
Avon Cosmetics (Taiwan) Ltd.	Taiwan
Avon Cosmetics (Thailand) Ltd.	Thailand
Avon Kozmetik Urunleri Sanayi Ve Ticaret Anonim Sirketi	Turkey
Avon Cosmetics (Ukraine)	Ukraine
Avon UK Holdings, Ltd	United Kingdom
Avon Cosmetics Export Limited	United Kingdom
Avon Cosmetics Limited	United Kingdom
Avon European Holdings Ltd.	United Kingdom
Avon Fashions (UK) Limited	United Kingdom
Avon Cosmetics Ireland Limited	United Kingdom
Avon European Financial Services Limited	United Kingdom
Cosmeticos Avon De Uruguay S.A.	Uruguay
Avon Cosmetics (Vietnam) Ltd.	Vietnam
Avon Cosmetics de Venezuela, C.A.	Venezuela